Exhibit (17)(n)

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

EASY VOTING OPTIONS:

VOTE ON THE INTERNET Log on to: www.proxy-direct.com or scan the QR code Follow the on-screen instructions Available 24 hours

VOTE BY PHONE Call 1-800-337-3503 Follow the recorded instructions available 24 hours

VOTE BY MAIL Vote, sign and date this Proxy Card and return in the postage-paid envelope

VOTE IN PERSON Attend Shareholder Meeting 250 Vesey Street, 15th Floor New York, NY 10281 on July 18, 2014

Please detach at perforation before mailing.

PROXY	HELIOS STRATEGIC INCOME FUND, INC.	PROXY

COMMON STOCK

PROXY FOR THE JOINT SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON JULY 18, 2014

This Proxy is solicited on behalf of the Board of Directors of Helios Strategic Income Fund, Inc. for the Joint Special Meeting of Shareholders.

The undersigned, revoking any previously executed proxies, hereby appoints Seth A. Gelman and Angela W. Ghantous, or each of them acting individually, as proxies of the undersigned, each with full power of substitution, to represent and vote all of the shares of common stock of the Helios Strategic Income Fund, Inc. (the “Fund”) that the undersigned would be entitled to vote at the Joint Special Meeting of Shareholders of the Fund to be held at 250 Vesey Street, 15th Floor, New York, New York 10281 on July 18, 2014, at 8:30 a.m., Eastern time, and at any and all adjournments thereof.

Receipt of the Notice of Meeting and the accompanying Proxy Statement, which describes the matters to be considered and voted on, is hereby acknowledged.

VOTE VIA THE INTERNET: www.proxy-direct.com VOTE VIA THE TELEPHONE: 1-800-337-3503

Note:  PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR ON THIS PROXY.  If joint owners, EITHER may sign this Proxy.  When signing as attorney, executor, administrator, trustee, guardian, or custodian for a minor, please give your full title.  When signing on behalf of a corporation or as a partner for a partnership, please give the full corporate or partnership name and your title, if any.

Signature(s)

Date	HSA_25738_051914

PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE JOINT SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON JULY 18, 2014

You may obtain a copy of this proxy statement, the accompanying Notice of Joint Special Meeting of Shareholders and the proxy card by visiting the following Web site: https://www.proxy-direct.com/hel-25738

PLEASE SIGN, DATE AND RETURN YOUR

PROXY TODAY

Please detach at perforation before mailing.

This proxy will be voted as specified below. If the proxy is executed, but with respect to the proposal no specification is made, this proxy will be voted in favor of the proposal and in the direction of the above-named proxies as to any other matter that may properly come before the Special Meeting or any adjournment or postponement thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE FUND’S BOARD OF DIRECTORS.

PLEASE MARK VOTE AS IN THIS EXAMPLE:

1.

To approve the Agreement and Plan of Reorganization between Brookfield High Income Fund Inc. (“HHY”) and Helios Strategic Income Fund, Inc. (“HSA”) and the transactions contemplated thereby, including, among other things: (i) the transfer by HSA of all of its assets to HHY in exchange solely for newly issued shares of common stock of HHY, and HHY’s assumption of all of the liabilities of HSA; (ii) the distribution of such newly issued shares of common stock of HHY to the common shareholders of HSA; and (iii) the liquidation, dissolution and termination of HSA in accordance with applicable law.

	FOR	AGAINST	ABSTAIN
	☐	☐	☐

YOUR VOTE IS IMPORTANT.  PLEASE SIGN, DATE, AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

HSA_25738_051914